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                                                                   Exhibit 24(c)




                                POWER OF ATTORNEY


                  The undersigned directors and officers of The Gorman-Rupp Company (the "Company") hereby appoint John A. Walter, Jeffrey S. Gorman, Robert
E. Kirkendall and Anthony R. Moore, and each of them, as attorneys for the undersigned and for each of them, with full power of substitution and resubstitution, for and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) a registration statement on Form S-3 (or such other form as counsel to the Company may advise as appropriate) in order to effect the registration of 200,000 of the Company's Common Shares held in its treasury to permit the sale of such Shares by the Company pursuant to a Distribution Agreement dated as of October 1, 1997, (ii) any new comparable registration statement to continue such registration in effect for a four-year period, and (iii) any and all supplements, amendments (including post-effective amendments), exhibits and consents to such registration statement(s), and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statement(s) or the securities covered thereby; and to take any and all other action that any of them deem necessary or advisable in order to effect the registration, qualification or exemption of the foregoing 200,000 Common Shares similarly to permit the sales of such Shares by



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the Company under the securities or Blue Sky laws of any jurisdiction of the
United States of America or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable.

                      Executed as of the 25th day of September, 1997.


/s/JOHN A. WALTER            President, Principal Executive
John A. Walter               Officer and Director


/s/KENNETH E. DUDLEY         Treasurer and Principal Financial
Kenneth E. Dudley            and Accounting Officer


/s/JAMES C. GORMAN           Director
James C. Gorman


/s/WILLIAM A. CALHOUN        Director
William A. Calhoun


/s/JEFFREY S. GORMAN         Director
Jeffrey S. Gorman


/s/THOMAS E HOAGLIN          Director
Thomas E. Hoaglin



/s/PETER B. LAKE             Director
Peter B. Lake, Ph.D.



/s/JAMES R. WATSON           Director
James R. Watson